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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 29, 2008
BANKATLANTIC BANCORP, INC.

(Exact name of registrant as specified in its charter)

Florida	34-027228	65-0507804

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 West Cypress Creek Road, Fort Lauderdale, Florida	33309

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 954-940-5000
Not applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
     On July 29, 2008, BankAtlantic Bancorp, Inc. issued a press release in which it announced its decision to pursue a rights offering to holders of its Class A Common Stock and set forth certain of the material terms of the rights offering. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     The Company has also announced that it is considering effecting a possible one-for-five reverse stock split following the consummation of the rights offering.
     Matters discussed in this Current Report on Form 8-K contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risks and uncertainties, including, but not limited to: the risks and uncertainties associated with the rights offering, including that, because of business, economic or market conditions or for any other reasons within the Company’s discretion, the Company may decide not to pursue the rights offering on the terms proposed, if at all, and that the rights offering may not be consummated; and the risks and uncertainties associated with the reverse stock split, including that the reverse stock split is subject to approval by the Company’s board of directors and that, because of business, economic or market conditions or for any other reasons within the Company’s discretion, the Company may decide not to effect the reverse stock split on the currently contemplated terms, if at all. In addition to the risks and uncertainties identified above, reference is also made to other risks and uncertainties detailed in reports filed by the Company with the Securities and Exchange Commission. The Company cautions that the foregoing risks and uncertainties are not exclusive.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit 99.1	Press release, dated July 29, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2008	BANKATLANTIC BANCORP, INC.
	By:	/s/ Valerie C. Toalson
		Name:	Valerie C. Toalson
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press release, dated July 29, 2008

4